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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


         Date of Report (Date of earliest event reported): May 14, 2001



                            Global TeleSystems, Inc.
             (Exact name of Registrant as specified in its charter)

  Delaware                                 0-23717                        94-3068423
  ------------                             -----------                 -----------------
(State or other                          (Commission                   (I.R.S. Employer
jurisdiction of                          File Number)                 Identification No.)
incorporation)


                              4121 Wilson Boulevard
                                    7th Floor
                               Arlington, VA 22203
          (Address of principal executive offices, including zip code)


                                 (703) 236-3100
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS

                  On May 14, 2001, Global TeleSystems, Inc., a Delaware corporation, ("GTI"), completed, through Global TeleSystems Europe Holdings B.V. ("GTS Europe"), wholly-owned subsidiary of GTI, the sale of 12,195,122 shares of common stock, par value $0.01 per share (the "Common Stock"), of Golden Telecom, Inc., a Delaware corporation ("Golden Telecom") pursuant to a Share Purchase Agreement (the "Share Purchase Agreement"), with Alfa Telecom Limited, a company incorporated in the British Virgin Islands (as assignee of Alfa Bank Holdings Limited, "Alfa"), Capital International Global Emerging Markets Private Equity Fund, L.P., a Delaware limited partnership ("CIG"), Cavendish Nominees Limited, a limited liability company organized and registered under the laws of Guernsey ("Cavendish"), and First NIS Regional Fund SICAV, a private institutional fund organized and registered under the laws of Luxembourg, (collectively, with Alfa, CIG and Cavendish, the "Purchasers"). The aggregate purchase price paid by the Purchasers for the shares of Common Stock was $125,000,000, of which $70,000,000 was paid to GTS Europe in cash and $55,000,000 is to be paid to GTS Europe on May 31, 2001. In addition, in connection with the completion of the foregoing transaction, the Purchasers entered into separate stock option agreements with GTS Europe that provide the Purchasers an option to purchase the remaining shares of Common Stock beneficially owned by GTS Europe at a purchase price of $11.00 per share for the next 60 days. In addition, if certain other conditions are met, during the twelve-month period commencing May 14, 2001, the Purchasers will have the right to cause GTS Europe to sell to each of the Purchasers any of the shares of Common Stock which GTS Europe continues to own at a per share price equal to the greater of (a) $11.00 per share and (b) 120% of the moving average of the closing price of Common Stock on the Nasdaq National Market during the 60-trading day period ended on the date immediately before the Purchasers deliver a notice of intention to purchase such additional shares.

                  Also on May 14, 2001, GTI issued a press release relating to the sale of the Common Stock referred to above. A copy of the press release is attached hereto as Exhibit 1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (c)     Exhibits

                  99.1 Press release issued by Global TeleSystems, Inc. on May 14, 2001.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, Global TeleSystems, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GLOBAL TELESYSTEMS, INC.


Date:    May 14, 2001                      By: /s/ Grier C. Raclin
                                               --------------------
                                           Name:  Grier C. Raclin
                                           Title: Executive Vice President; CAO;
                                                  General Counsel; and Corporate
                                                  Secretary

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                                  EXHIBIT INDEX

Exhibit
   No.            Description
--------          --------------

  99.1            Press release issued by Global TeleSystems, Inc. on
                  May 14, 2001.




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